UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  March 21, 2013

Date of earliest event reported:  March 15, 2013

MAXIMUS, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)

1891 Metro Center Drive, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On March 15, 2013, MAXIMUS, Inc. (the “Company”) entered into an unsecured five-year revolving credit agreement (the “Credit Agreement”) with SunTrust Robinson Humphrey, Inc. as arranger and book manager with Bank of America, N.A. and HSBC Bank USA, N.A. as co-syndication agents and SunTrust Bank as administrative agent. The Credit Agreement amends and restates the Company’s existing revolving credit agreement entered into in January 2008.

The Credit Agreement provides for a revolving line of credit up to $100 million and, subject to customary conditions, an uncommitted $50 million increase option. The facility is available for general corporate purposes, including working capital expenses, capital expenditures and certain permitted acquisitions. The arrangement terminates on the fifth anniversary of entry into the Credit Agreement, at which time all outstanding borrowings must be repaid.

The interest rates under the Credit Agreement are floating rates that, at the Company’s option, equal a base rate, a Eurodollar rate or an index rate plus, in each case, an applicable percentage based upon the Company’s total leverage ratio.

The Credit Agreement requires the Company to comply with certain financial covenants including a maximum total leverage ratio and a minimum fixed charge coverage ratio. The Credit Agreement contains customary restrictions on liens, sales of assets, agreements containing certain restrictions, affiliate transactions and other customary restrictive covenants. In the event that the Company’s total leverage ratio equals or exceeds 2.5:1.0, the Credit Agreement also includes restrictions or limits on our ability to guarantee or incur additional indebtedness, make loans or investments, declare dividends and buy back common stock.

The obligations of the Company under the Credit Agreement are guaranteed by material domestic subsidiaries of the Company. In the event that the Company’s total leverage ratio equals or exceeds 2.5:1.0 or the Company incurs a certain level of indebtedness outside of the Credit Agreement, the Credit Agreement will become secured by the assets of the Company and certain of its subsidiaries.

This summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the redacted Credit Agreement, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
10.1	Credit Agreement, dated as of March 15, 2013, among MAXIMUS, Inc., Sun Trust Humphrey Robinson as Administrative Agent and other lenders party thereto.*

*Portions of this exhibit have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date:	March 21, 2013	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

EXHIBITS

Exhibit Number
10.1	Credit Agreement, dated as of March 15, 2013, among MAXIMUS, Inc., Sun Trust Humphrey Robinson as Administrative Agent and other lenders party thereto.*

*Portions of this exhibit have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and filed separately with the Securities and Exchange Commission.